                                                                     EXHIBIT 3.1

                                                          Registration No. 20791



                                     [SEAL]

                                     BERMUDA

                          CERTIFICATE OF INCORPORATION
                                ON CHANGE OF NAME

            I HEREBY CERTIFY that in accordance with section 10 of THE COMPANIES ACT 1981 BUNGE AGRIBUSINESS LIMITED by resolution and with the approval of the Registrar of Companies has changed its name and was registered as BUNGE LIMITED on the 5TH day of FEBRUARY, 1999.

                                         Given under my hand and the Seal of the
                   [SEAL]                REGISTRAR OF COMPANIES this 9TH
                                         day of FEBRUARY, 1999.


                                         /s/ Illegible
                                         for Registrar of Companies

                                                          Registration No. 20791



                                     [SEAL]

                                     BERMUDA

                         CERTIFICATE OF REGISTRATION OF
                        ALTERED MEMORANDUM OF ASSOCIATION


         THIS IS TO CERTIFY that a copy of the Memorandum of Association of

                                  BUNGE LIMITED

    altered in accordance with section 12 of THE COMPANIES ACT 1981 ("the Act") and the consent granted by the Minister to section 4A were delivered to the Registrar of Companies and registered on the 6TH day of APRIL, 2001 pursuant to section 12(9) of the Act.

            [SEAL] Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 11TH day of APRIL, 2001.


                                         /s/ Illegible
                                         for Registrar of Companies

FORM NO. 2


                                     [SEAL]


                                     BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                              (Section 7(1) and (2))

                        AMENDED MEMORANDUM OF ASSOCIATION
                                       OF

                           Bunge Agribusiness Limited
                   (hereinafter referred to as "the Company")


      1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

      2.    We, the undersigned, namely,


             NAME       ADDRESS           BERMUDIAN       NATIONALITY      NUMBER OF
                                           STATUS                          SHARES
                                          (Yes/No)                         SUBSCRIBED

     Anthony Whaley     Clarendon House      Yes           British          One
                        Church Street
                        Hamilton
                        Bermuda

     Edwin S. Mortimer      "                Yes           British          One
     John C.R. Collis       "                Yes           British          One




       do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

      3. The Company is to be an exempted Company as defined by the Companies Act 1981.

      4. The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels-

               N/A

      5. The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.

      6.    The objects for which the Company is formed and incorporated are -

            1.       * See Schedule                      Altered 4/6/2001

      7.    Powers of the Company

            1.       * See Schedule                      Altered 4/6/2001

                                                                        SCHEDULE

That the memorandum of association of the Company be and is hereby altered as follows:

(i) By the replacement of the present objects in paragraph 6 with new objects as follows:-

OBJECTS OF THE COMPANY:

            1) to carry on the business of the production, development, processing, manufacturing, purchasing, handling, selling and trading of, and otherwise dealing in, all types of agricultural produce and commodities and their derivatives and all types of animals and animal products and their derivatives and all types of branded food products;

            2) to carry on the business of seed crushing, oil extraction by crushing and any other processes and milling;

            3) to carry on the business of mining and quarrying of fertilizer raw materials and the production, development, processing, manufacturing, purchasing, handling, selling and trading of, and otherwise dealing in, fertilizers of every description;

            4) to carry on the business of logistics and transportation services;

            5) to carry on by electronic means, including, but not limited to, by way of the computer network commonly referred to as the Internet, all types of activities relating to those businesses referred to in paragraphs 1 to 4 above;

            6) to act and to perform all the functions of a holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or affiliated company wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company or affiliated company is a member or which are in any manner controlled directly or indirectly by the Company (any of the companies referred to in this paragraph 6 is referred to below as a "group company");

            7) to act as an investment company and for that purpose to acquire and hold upon any terms and, either in the name of the Company or that of any nominee, shares, stock, debentures, debenture stock, ownership interests, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company or partnership wherever incorporated, established or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may be from time to time determined;

            8) to provide financing and financial services (including, but not limited to, credit enhancement) and to make financial accommodation and to advance and lend money or real, personal and mixed properties with or without interest on cash, credit (including, but not limited to, export finance credit) or other accounts on policies, bonds, debentures, bills of exchange, promissory notes, letters of credit or other obligations to any group company, and to act as agent, broker or intermediary for any group company in the arranging of financial accommodation, loans, advances and financings and the provision of security or collateral related thereto and in the repayment or refinancing of such arrangements and the realisation of such security including the enforcement of guarantees and indemnities and the collection of cheques, bills or notes on behalf of any group company;

            9) to carry on business as financial consultants and arrangers in relation to, and the provision of related services for the identification and negotiation of, investments, acquisitions, securitisations and related transactions (including, but not limited to, any of the foregoing involving assets, shares, stocks, joint venture or partnership interests or other ownership interests) and for the identification, evaluation and negotiation of the funding and financial structure of such investments or acquisitions or similar transactions and to provide advisory services in connection with the management of assets or ownership interests throughout the world to any group company;

            10) to borrow or raise or secure the payment of money in such manner as the Company may think fit and to secure the same or the repayment or performance of any debt, liability, contract, guarantee or other arrangement incurred or to be entered into by the Company in any way and in particular by the issue of debentures, debenture stock, bonds, obligations and otherwise howsoever whether perpetual or otherwise charged upon all or any of the Company's property and to purchase, redeem or otherwise pay off such securities;

            11) to lend or deposit with any person funds or other assets to provide collateral or credit enhancement for loans or other forms of financing provided to any group company and providing collateral by way of mortgage, charge, pledge, lien or promissory note or any other form of security as may be required therefor;

            12) to engage in or enter into, or arrange for any group company, all forms of trading in commodities, currencies and property generally including, without limitation, all forms of contracts and agreements (whether spot, forward, swap or otherwise), derivative financial instruments and products and other rate protection transactions and options and futures on the foregoing and on indices derived from the foregoing;

            13) as set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to The Companies Act 1981.

(ii) By the replacement of the present powers in paragraph 7 with new powers as follows:-

            POWERS OF THE COMPANY;

            1) the Company shall, pursuant to Section 42 of The Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

            2) the Company shall have the power to grant pensions, annuities, or other allowances, including allowances on death, to or for the benefit of any directors, officers or employees or former directors, officers or employees of the Company or any group company or former group company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support or aid in the establishment or support of any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments toward insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, religious, social, public, general or useful object;

            3) the Company shall have the power to establish and operate any plan or scheme for encouraging or facilitating the holding of shares in the Company by or for the benefit of the bona fide employees or former employees (including directors or officers) employed by the Company and any group company, or the wives, husbands, widows, widowers or children or step-children of such employees or former employees and, without limitation, the establishment and operation of any plan or scheme to grant shares or options to acquire shares in the Company to remunerate or provide an incentive to any such employees or former employees;

            4) the Company shall not have the power set out in paragraph 8 of the First Schedule to The Companies Act 1981.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof -


--------------------------------------     -------------------------------------

   /s/ Anthony Whaley                         /s/ Karen O'Connor
--------------------------------------     -------------------------------------

   /s/ Edwin S. Mortimer                      /s/ Karen O'Connor
--------------------------------------     -------------------------------------

   /s/ John C. R. Collis                      /s/ Karen O'Connor
--------------------------------------     -------------------------------------

           (Subscribers)                               (Witnesses)


SUBSCRIBED this 11th day of May, 1995.

STAMP DUTY (To be affixed)







RC3

                             THE COMPANIES ACT 1981

                                 FIRST SCHEDULE

A company limited by shares may exercise all or any of the following powers subject to any provision of the law or its memorandum:

1.    [Deleted]

2. to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that he company is authorised to carry on;

3. to apply for register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade makers, formulae, licences, inventions, processes, distinctive makers and similar rights;

4. to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

5. to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

6. subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of those shares are held by the company;

7. to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporation or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto;

8. to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational and religious objects or for any exhibition or for any public, general or useful objects;

9. to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

10. to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

11. to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

12. to take land in Bermuda by way of lease or letting agreement for a term not exceeding twenty-one years, being land "BONA FIDE" required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or letting agreement for a similar period in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

13. except to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to the provisions of this Act every company shall have power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

14. to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

15. to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

16. to borrow or raise or secure the payment of money in such manner as the company may think fit;

17. to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

18. when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

19. to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

20. to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

21. to cause the company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

22. to allot and issue fully-paid shares of the company in payment or part payment of any property purchase or otherwise acquired by the company or for any past services performed for the company;

23. to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

24.   to establish agencies and branches;

25. to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

26. to pay all costs and expenses of or incidental to the incorporation and organisation of the company;

27. to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

28. to do any of the things authorised by this subsection and all things authorised by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or, in conjunction with others;

29. to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

      Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.

                             THE COMPANIES ACT 1981

                                 SECOND SCHEDULE

A company may by reference include in its memorandum any of the following objects that is to say the business of:

(a)   INTENTIONALLY DELETED;

(b)   packaging of goods of all kinds;

(c)   buying, selling and dealing in goods of all kinds;

(d)   designing and manufacturing of goods of all kinds;

(e) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

(f) exploring for, the drilling for, the moving, transporting and re-fining petroleum and hydro carbon products including oil and oil products;

(g) scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

(h) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

(i) ships and aircraft owners, managers, operators, agents, builders and repairers;

(j) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

(k)   travel agents, freight contractors and forwarding agents;

(l)   dock owners, wharfingers, warehousemen;

(m) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

(n)   all forms of engineering;

(o)   INTENTIONALLY DELETED;

(p) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

(q) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

(r)   buying, selling, hiring, letting and dealing in conveyances of any sort;
      and

(s) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, engineers and experts or specialists of any kind.

(t) to acquire by purchase or otherwise hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated.

(u) to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

FORM NO. la




                                     [SEAL]

                                     BERMUDA
                             THE COMPANIES ACT 1981

                                     CONSENT



                            Pursuant to section 6 (1)

In exercise of the powers conferred upon him by section 6 (1) of the Companies Act 1981, the Minister of Finance hereby gives his consent to

                           BUNGE AGRIBUSINESS LIMITED

to be registered as an exempted Company under the Companies Act 1981, subject to the provisions of the said Act,







Dated this 17th day of May 1995


                                           /s/ John S. Pearman
                                           --------------------------
                                           Acting Minister of Finance

Form No. 5


                                     [SEAL]

                                     BERMUDA

                             THE COMPANIES ACT 1981
                            CERTIFICATE OF DEPOSIT OF
                            MEMORANDUM OF ASSOCIATION
                       AND CONSENT GRANTED BY THE MINISTER


               THIS IS TO CERTIFY that a Memorandum of Association
                                       of


                           BUNGE AGRIBUSINESS LIMITED

and the consent granted by the Minister under section 6(1) of the Act was delivered to the Office of the Registrar of Companies on the 18th day of May, 1995 in accordance with the provisions of section 14(2) of the Act.


                                              IN WITNESS WHEREOF I have
                                              hereto set my hand this


                                              18th day of May, 1995
                                              ---------------------


                                              /s/ Illegible
                                              ----------------------------
                                              for Registrar of Companies



            Minimum Capital of the Company:    US$ 12,000.00
                                               -------------

            Authorised Capital of the Company: US$ 12,000.00
                                               -------------